Exhibit 2.5

AMENDMENT NO. 1

TO

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is entered into as of June 10, 2015 by and among Markit Ltd., a Bermuda exempted company (the “Company”) and each of the entities listed on the signature pages hereto.

Recitals

WHEREAS, the Company and certain shareholders of the Company entered into that certain Registration Rights Agreement dated as of June 24, 2014 (the “Original Agreement”), pursuant to which the Company agreed to provide certain registration and other rights as set forth in the Original Agreement;

WHEREAS, in advance of the Restriction Termination Date (as defined in the Original Agreement), the Company gave notice to Shareholders (as defined in the Original Agreement) of its intention to conduct an underwritten public offering (the “2015 Public Offering”) of Common Shares (as defined in the Original Agreement) pursuant to which each Shareholder would be permitted to sell up to 85% of its Initial Ownership Common Shares to the underwriters in the 2015 Public Offering in lieu of the Company’s obligation to effect a Demand Registration (as defined in the Original Agreement) during the 12-month period beginning on the Restriction Termination Date; and

WHEREAS, the Shareholders party hereto hold a majority of the Registrable Securities (as defined in the Original Agreement) and have agreed to the amendments to the Original Agreement set forth herein, which amendments are being affected in accordance with Section 4.03 of the Original Agreement.

In consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Capitalized Terms. Capitalized terms used in this Amendment shall have the meaning set forth in the Original Agreement except as otherwise defined in this Amendment.

Section 2. Demand Registration; Notice and Lock-up Waiver. (a) The 2015 Public Offering shall be deemed to be a Demand Registration during the 12-month period beginning on the Restriction Termination Date and for all other purposes set forth in the Original Agreement, and each of the entities listed on the signature pages hereto that is participating in the 2015 Public Offering shall be deemed to be a Requesting Shareholder for all purposes set forth in the Original Agreement; provided, however, that (i) the Company shall not have any obligation to give each of the Shareholders a Demand

Notice in respect of the 2015 Public Offering in accordance with Section 3.01(a) of the Original Agreement and (ii) the provisions of Section 3.01(b) of the Original Agreement regarding the right to request a waiver of the restrictions on Transfer or a second Demand Registration shall only apply to the extent that a Shareholder is not permitted pursuant to the restrictions set forth in Section 3.01(f) of the Original Agreement to include Registrable Securities representing at least 25% of its Initial Ownership Common Shares in the 2015 Public Offering (or, if such Shareholder elected to sell less than 25% of its Initial Ownership Common Shares in the 2015 Public Offering, all Initial Ownership Common Shares such Shareholder so elected to sell). For the avoidance of doubt, the provisions of Section 3.01(b) of the Original Agreement shall not apply in the case of the exclusion from the 2015 Public Offering of Registrable Securities held by a Shareholder as a result of not satisfying any minimum price per share specified in the power of attorney or form of election delivered by such Shareholder in connection with its election to participate in the 2015 Public Offering.

(b) Section 2.04(a) of the Original Agreement shall not restrict any Shareholder’s ability to participate in the 2015 Public Offering.

(c) The Company hereby represents and warrants that it has offered each Bank Shareholder and each PE Shareholder the opportunity to participate in the 2015 Public Offering, regardless of whether such Shareholder accepted such offer to so participate.

Section 3. Amendments to Original Agreement.

(a) Subsection (b) of Section 2.04 of the Original Agreement is hereby amended to replace the period at the end of such subsection with a semi-colon and to add the following proviso:

“provided that the foregoing restrictions in this Section 2.04(b) shall not limit any of the Shareholders from participating in the 2015 Public Offering; and provided further that:

(i) if a Shareholder sold more than 25% but equal to or less than 50% of its Initial Ownership Common Shares in the 2015 Public Offering (including as a result of the exercise by the underwriters in the 2015 Public Offering of their option to purchase additional Common Shares), then the number of Initial Ownership Common Shares that such Shareholder shall be able to Transfer in the 12-month period beginning on the first anniversary of the Restriction Termination Date shall be reduced by the number of Common Shares so sold in excess of 25% of such Shareholder’s Initial Ownership Common Shares;

(ii) if a Shareholder sold more than 50% but equal to or less than 75% of its Initial Ownership Common Shares in the 2015 Public Offering (including as a result of the exercise by the underwriters in the 2015 Public Offering of their option to purchase additional Common Shares), then such Shareholder shall not Transfer any of its remaining Initial Ownership Common Shares during the 12-month period beginning on the first anniversary of the Restriction Termination

Date and the number of Initial Ownership Common Shares that such Shareholder shall be able to Transfer in the 12-month period beginning on the second anniversary of the Restriction Termination Date shall be reduced by the number of Common Shares so sold in excess of 50% of such Shareholder’s Initial Ownership Common Shares; and

(iii) if a Shareholder sold more than 75% of its Initial Ownership Common Shares in the 2015 Public Offering (including pursuant to the exercise by the underwriters in the 2015 Public Offering of their option to purchase additional Common Shares), then such Shareholder shall not Transfer any of its remaining Initial Ownership Common Shares during the 12-month period beginning on the first anniversary of the Restriction Termination Date and during the 12-month period beginning on the second anniversary of the Restriction Termination Date and the number of Initial Ownership Common Shares that such Shareholder shall be able to Transfer in the 12-month period beginning on the third anniversary of the Restriction Termination Date shall be reduced by the number of Common Shares so sold in excess of 75% of such Shareholder’s Initial Ownership Common Shares.”

(b) The following defined term is hereby added to Section 1.01 of the Original Agreement in the correct alphabetical order:

“2015 Public Offering” means the underwritten public offering of Common Shares conducted by the Company pursuant to the Company’s registration statement on Form F-1 filed with the SEC on May 13, 2015 (as amended).

Section 4. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Section 5. Counterparts; Effectiveness. This Amendment may be executed (including by facsimile or other electronic image scan transmission) with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original, and all of which shall, taken together, be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Amendment shall become effective when each party hereto shall have executed and delivered this Amendment. Until and unless each party has executed and delivered this Amendment, this Amendment shall have no effect and no party shall have any right or obligation hereunder.

Section 6. Entire Agreement. The Original Agreement, as amended by this Amendment, constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter of the Original Agreement, as amended by this Amendment, and supersedes all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof; provided that the Original Agreement, as amended by this Amendment, shall have no effect on and shall not supersede the Lock-Up and Compulsory Transfer Deeds.

Section 7. Original Agreement. Except as expressly amended by this Amendment, the Original Agreement shall remain in full force and effect and all of the terms of the Original Agreement are hereby ratified in all respects.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

Markit Ltd.

By:	/s/ Jeff Gooch
	Name:	Jeff Gooch
	Title:	Chief Financial Officer

Banc of America Strategic Ventures, Inc.

By:	/s/ illegible
Name:
Title:

ML IBK Positions, Inc.

By:	/s/ illegible
Name:
Title:

Banc of America Strategic Investments Corporation

By:	/s/ illegible
Name:
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Barclays Bank plc

By:	/s/ illegible
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BNP PUK Holding Limited

By:	/s/ illegible
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BNP Paribas Arbitrage S.N.C.

By:	/s/ illegible
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Citigroup Financial Products, Inc.

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Citigroup Global Markets Limited

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Citigroup Global Markets Inc.

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Credit Suisse NEXT Investors LLC

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DB UK Holdings Limited

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DBR Investments Co. Limited

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The Goldman Sachs Group, Inc.

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HSBC Bank plc

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JPMC Strategic Investments II Corporation

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Morgan Stanley Fixed Income Ventures Inc.

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RBS AA Holdings (UK) Limited

By:	/s/ illegible
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UBS AG

By:	/s/ illegible
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General Atlantic Partners Tango, L.P.

By:	/s/ illegible
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Esta Investments Pte Ltd.

By:	/s/ illegible
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Canada Pension Plan Investment Board

By:	/s/ illegible
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By:	/s/ illegible
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Lance Uggla

/s/ Lance Uggla

Kevin Gould

/s/ Kevin Gould

Jeff Gooch

/s/ Jeff Gooch

Shane Akeroyd

/s/ Shane Akeroyd

Stephen Wolff

/s/ Stephen Wolff

Pan Praewood, Lombard International Assurance S.A.

By:	/s/ illegible
Name:
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By:	/s/ illegible
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